AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

            THIS AMENDMENT NO. 1 (this "Amendment") to the Agreement and Plan of Merger is made as of June 2, 1999 by and among ABR Information Services, Inc., a Florida corporation (the "Company"), Ceridian Corporation, a Delaware corporation ("Parent"), and Spring Acquisition Corp., a wholly-owned subsidiary of Parent and a Florida corporation ("Merger Sub").

            WHEREAS, the Company, Parent and Merger Sub have entered into that certain Agreement and Plan of Merger, dated as of April 30, 1999 (the "Merger Agreement");

            WHEREAS, the Company, Parent and Merger Sub wish to make certain modifications thereto;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Annex A to the Merger Agreement is hereby amended by deleting the phrase ", and at any time prior to acceptance for payment for any such Shares," in clause (iii) of the introductory paragraph thereof, and inserting in its place the phrase ", and at any time prior to expiration of the Offer,".

            2. This Amendment is governed by, and shall be construed in accordance with, the laws of the State of Florida.

            3. Except as herein expressly amended, the Merger Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

            4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                    ABR INFORMATION SERVICES, INC.

                                    By: /s/ James E. MacDougald
                                        ----------------------------------------
                                        Name:  James E. MacDougald
                                        Title: President and Chief Executive
                                               Officer


                                    CERIDIAN CORPORATION

                                    By: /s/ Gary M. Nelson
                                        ----------------------------------------
                                        Name:  Gary M. Nelson
                                        Title: Vice President, General Counsel
                                               and Secretary


                                    SPRING ACQUISITION CORP.

                                    By: /s/ Gary M. Nelson
                                        ----------------------------------------
                                        Name:  Gary M. Nelson
                                        Title: President and Chief Executive
                                               Officer